Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

American Battery Technology Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share (2)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)		(2)	(2)
	Equity	Preferred Stock, par value $0.001 per share (2)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)		(2)	(2)
	Other	Warrants(2)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)		(2)	(2)
	Other	Units (2) (4)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)		(2)	(2)
	Equity	Common Stock, par value $0.001 per share	457(o)			$100,000,000 (5)	$0.00013810		$13,810
Fees Previously Paid	-	-	-	-		-			-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-				-	-	-	-
		Total Offering Amounts				$100,000,000			$13,810
		Total Fees Previously Paid							-
		Total Fee Offsets							$13,810
		Net Fees Due							$-

(1)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities set forth in the table, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued in connection with any stock split, stock dividend or similar transaction, including under any applicable anti-dilution provisions (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby
(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee, except for the registration fee for the $100,000,000 of the registrant’s common stock that may be issued and sold from time to time under the ATM Sales Agreement. In connection with the securities offered hereby (other than those issued and sold under the ATM Sales Agreement), the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(3)	There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.
(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(5)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	American Battery Technology Company	S-3	333-290421	09/19/2025		$13,810	Unallocated (Universal) Shelf		(6)		(6)	$100,000,000
Fee Offset Sources	American Battery Technology Company	S-3	333-290421		09/19/2025								$13,810

(6)	On September 19, 2025, the registrant filed a Registration Statement on Form S-3 (File No. 333-290421) (the “Withdrawn Registration Statement”), which registered an aggregate amount of $250,000,000 of common stock, preferred stock, warrants and units to be offered by the registrant from time to time. A filing fee of $38,275 was previously paid in connection with the Withdrawn Registration Statement. The registrant withdrew the Withdrawn Registration Statement by filing a Form RW on November 6, 2025. As the Withdrawn Registration Statement was not declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, a portion of such previously paid filing fee will offset the filing fee payable in connection with this filing.